CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-289778 on Form S-6 of our report dated October 21, 2025, relating to the financial statement of FT 12515, comprising Income Dividend Equity Allocation (IDEA) Portfolio, Series 47, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 21, 2025